Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 31, 2023, Ready Capital Corporation, a Maryland corporation (the “Company” or “Ready Capital”), and RCC Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Ready Capital (“RCC Merger Sub”), consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of February 26, 2023 (the “Merger Agreement”), with Broadmark Realty Capital Inc., a Maryland corporation (“Broadmark”), pursuant to which Broadmark merged with and into RCC Merger Sub, with RCC Merger Sub continuing as the surviving company and a subsidiary of the Company (the “Merger”).

Upon completion of the Merger (the “Effective Time”) and under the terms of the Merger Agreement, each outstanding share of common stock, par value $0.001 per share, of Broadmark (“Broadmark Common Stock”) (other than shares held by Ready Capital or RCC Merger Sub or by any wholly owned subsidiary of Ready Capital, RCC Merger Sub or Broadmark, which were automatically cancelled and retired and ceased to exist) was converted into the right to receive from Ready Capital 0.47233 (the “Exchange Ratio”) newly issued shares of common stock, par value $0.0001 per share, of Ready Capital (“Ready Capital Common Stock”). No fractional shares of Ready Capital Common Stock were issued in the Merger, and the value of any fractional interests to which a former holder of Broadmark Common Stock was otherwise entitled was paid in cash.

Additionally, at the Effective Time, each award of performance restricted stock units (each a “Broadmark Performance RSU Award”) granted by Broadmark under its 2019 Stock Incentive Plan (the “Broadmark Equity Plan”) was automatically cancelled in exchange for the right to receive a number of shares of Ready Capital Common Stock equal to the product of (i) the number of shares of Broadmark Common Stock subject to such Broadmark Performance RSU Award based on the achievement of the applicable performance metric measured as of immediately prior to the Effective Time and (ii) the Exchange Ratio.

Furthermore, as of the Effective Time, each award of restricted stock units that was not a Broadmark Performance RSU Award granted pursuant to the Broadmark Equity Plan (each a “Broadmark RSU Award”) was assumed by Ready Capital and converted into an award of restricted stock units with respect to a number of shares of Ready Capital Common Stock equal to the product of (i) the total number of shares of Broadmark Common Stock subject to such Broadmark RSU Award as of immediately prior to the Effective Time and (ii) the Exchange Ratio (rounded to the nearest whole share), on the same terms and conditions as were applicable to such Broadmark RSU Award as of immediately prior to the Effective Time.

Furthermore, prior to the Effective Time, each outstanding warrant (whether designated as a public warrant, private warrant or otherwise) which represented the right to purchase shares of Broadmark Common Stock (each a “Broadmark Warrant”) that was outstanding as of the Effective Time remained outstanding and entitled each holder thereof to receive, upon exercise of such Broadmark Warrant, a number of shares of Ready Capital Common Stock equal to the product of (i) the total number of shares of Broadmark Common Stock that such holder would have been entitled to receive had such holder exercised such Broadmark Warrant immediately prior to the Effective Time and (ii) the Exchange Ratio. The per share price under each Broadmark Warrant was adjusted by dividing the per share purchase price under such Broadmark Warrant as of immediately prior to the Effective Time by the Exchange Ratio and rounding down to the nearest cent.

The unaudited pro forma condensed combined balance sheet gives effect to the Merger based on the historical balance sheets of Ready Capital and Broadmark as of March 31, 2023. The Ready Capital and Broadmark balance sheet information was derived from their unaudited consolidated balance sheets at March 31, 2023, that were included in their Quarterly Reports on Form 10-Q for the quarter then ended, which were each filed with the SEC on May 9, 2023.

The unaudited pro forma condensed combined statements of income are presented for the twelve months ended December 31, 2022, and for the three months ended March 31, 2023. The historical results of Ready Capital were derived from its audited consolidated statement of income for the twelve months ended December 31, 2022, that was included in its Annual Report on Form 10-K for the year then ended, filed on February 28, 2023, and its unaudited consolidated statement of income for the three months ended March 31, 2023, that was included in its Quarterly Report on Form 10-Q for the quarter then ended, filed on May 9, 2023. The historical results of Broadmark were derived from its audited consolidated statement of income for the twelve months ended December 31, 2022 that was included in its Annual Report on Form 10-K for the year then ended, filed on March 1, 2023, and its unaudited consolidated statement of income for the three months ended March 31, 2023, that was included in its Quarterly Report on Form 10-Q for the quarter then ended, filed on May 9, 2023.

The adjustments for the unaudited pro forma condensed combined balance sheet as of March 31, 2023, assume the Merger was completed on that date. The adjustments for the unaudited pro forma condensed combined statements of income for the year ended December 31, 2022, and for the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2023, were prepared assuming the Merger was completed on January 1, 2022. The unaudited pro forma financial statements may not be indicative of the results of operations that would have occurred if the events reflected therein had been in effect on the dates indicated or the results which may be obtained in the future. In preparing the unaudited pro forma financial statements, no adjustments have been made to reflect the potential operating synergies and administrative cost savings or the costs of integration activities that could result from the combination of Ready Capital and Broadmark.

The following unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and has been adjusted to reflect certain reclassifications in order to conform to Ready Capital’s financial statement presentation. The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting for business combinations pursuant to ASC 805, Business Combinations, with Ready Capital considered the acquirer for accounting purposes. The statements are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Ready Capital and Broadmark been combined during the specified periods. The following unaudited pro forma condensed combined financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above and other information relating to Ready Capital and Broadmark contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, and any subsequent filings.

The estimated fair values for the assets acquired and liabilities assumed are preliminary and are subject to change during the measurement period as additional information related to the inputs and assumptions used in determining the fair value of the assets and liabilities becomes available and may result in variances to the amounts presented in the unaudited pro forma condensed combined balance sheet and statements of income.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2023

(In Thousands)	Ready Capital (Accounting Acquirer)	Broadmark (Accounting Acquiree)	Broadmark Financial Statement Adjustments (B)		Transaction Accounting Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$111,192	$39,323	-		$(14,711)	C1	$135,804
Restricted cash	49,632	-	-				49,632
Loans, net	3,128,197	784,881	-		7,632	C2	3,920,710
Loans, held for sale, at fair value	236,578	-	-				236,578
Paycheck Protection Program loans	146,557	-	-				146,557
Mortgage backed securities, at fair value	32,607	-	-				32,607
Loans eligible for repurchase from Ginnie Mae	64,293	-	-				64,293
Investment in unconsolidated joint ventures	114,169	-	-				114,169
Investments held to maturity	3,306	-	-				3,306
Purchased future receivables, net	10,568	-	-				10,568
Derivative instruments	13,773	-	-				13,773
Servicing rights	278,936	-	-				278,936
Real estate owned, held for sale	90,104	36,096	155,207	c	(33,997)	C3	247,410
Other assets	202,690	5,538	18,405	a,b	(6,049)	C4, C5	220,584
Assets of consolidated VIEs	7,054,861	-	-				7,054,861
Interest and fees receivable, net	-	12,902	(12,902)	a			-
Investment in real property held for use, net	-	155,207	(155,207)	c			-
Right-of-use assets	-	5,503	(5,503)	b			-
Total Assets	$11,537,463	$1,039,450	-		$(47,125)		$12,529,788
Liabilities
Secured borrowings	2,484,902	-	-				2,484,902
Paycheck Protection Program Liquidity Facility (PPPLF) borrowings	169,596	-	-				169,596
Securitized debt obligations of consolidated VIEs, net	5,300,967	-	-				5,300,967
Convertible notes, net	114,689	-	-				114,689
Senior secured notes, net	343,798	-	-				343,798
Corporate debt, net	663,623	-	97,932	d			761,555
Guaranteed loan financing	238,948	-	-				238,948
Contingent consideration	16,636	-	-				16,636
Liabilities for loans eligible for repurchase from Ginnie Mae	64,293	-	-				64,293
Derivative instruments	2,639	-	-				2,639
Dividends payable	47,308	4,612	-				51,920
Loan participations sold	55,967	-	-				55,967
Due to third parties	12,881	-	-				12,881
Accounts payable and other accrued liabilities	132,523	9,988	7,394	e	6,075	C6, C7	155,980
Lease liabilities	-	7,394	(7,394)	e			-
Senior unsecured notes, net	-	97,932	(97,932)	d			-
Total Liabilities	$9,648,770	$119,926	$-		$6,075		$9,774,771
Preferred stock Series C, liquidation preference $25.00 per share	8,361						8,361

Commitments & Contingencies

Stockholders' Equity
Ready Capital Preferred Stock Series E, liquidation preference $25.00 per share	111,378	-	-				111,378
Ready Capital Common Stock	11	-	-		6	C15	17
Broadmark Common Stock	-	131	-		(131)	C14	-
Ready Capital Additional paid-in capital	1,687,631	-	-		659,189	C15	2,346,820
Broadmark Additional paid-in capital	-	1,215,933	-		(1,215,933)	C14	-
Ready Capital Retained earnings (deficit)	(6,532)	-	-		204,190	C1, C11	197,658
Broadmark Retained earnings (deficit)	-	(296,540)	-		296,540	C14	-
Ready Capital Accumulated other comprehensive income (loss)	(12,353)	-	-		-		(12,353)
Total Ready Capital Corporation equity	1,780,135	919,524	-		(56,139)		2,643,520
Non-controlling interests	100,197	-	-		2,939	C1, C11	103,136
Total Stockholders' Equity	$1,880,332	$919,524	-		$(53,200)		$2,746,656
Total Liabilities, Redeemable Preferred Stock, and Stockholders' Equity	$11,537,463	$1,039,450	-		$(47,125)		$12,529,788

Common shares outstanding	110,745,658	131,750,308	-		62,229,429		172,975,087
Book value per common share	15.07	6.98	-		-		14.64

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2023

(In Thousands, except share data)	Ready Capital (Accounting Acquirer)	Broadmark (Accounting Acquiree)	Broadmark Financial Statement Adjustments (B)		Transaction Accounting Adjustments		Pro Forma Combined
Interest income	$217,573	$19,264	-		-		$236,837
Interest expense	(160,394)	(2,116)	-		426	C9	(162,084)
Net interest income before provision for loan losses	$57,179	$17,148	-		$426		$74,753
Recovery of (provision for) loan losses	6,734	(1,701)	-		-		5,033
Net interest income after recovery of (provision for) loan losses	$63,913	$15,447	-		$426		$79,786
Non-interest income
Residential mortgage banking activities	9,169	-	-		-		9,169
Net realized gain on financial instruments and real estate owned	11,575	-	(30)	k	(33,997)	C3	(22,452)
Net unrealized gain (loss) on financial instruments	(11,728)	-	-		-		(11,728)
Servicing income	14,003	-	-		-		14,003
Income on purchased future receivables, net	540	-	-		-		540
Income (loss) on unconsolidated joint ventures	656	-			-		656
Other income	19,883	-	5,437	f,g	-		25,320
Fee income	-	4,572	(4,572)	f	-		-
Real property revenue from operations	-	865	(865)	g	-		-
Bargain purchase gain	-	-	-		221,840	C11	221,840
Total non-interest income	$44,098	$5,437	$(30)		$187,843		$237,348
Non-interest expense
Employee compensation and benefits	(25,139)	(4,322)	-		(1,457)	C12	(30,918)
Allocated employee compensation and benefits from related party	(2,326)	-	-		-		(2,326)
Variable expenses on residential mortgage banking activities	(5,485)	-	-		-		(5,485)
Professional fees	(5,717)	-	(1,231)	i	-		(6,948)
Management fees - related party	(5,081)	-	-		(2,135)	C8	(7,216)
Incentive fees - related party	(1,720)	-	-		-		(1,720)
Loan servicing expense	(9,963)	-	-		-		(9,963)
Transaction related expenses	(893)	(4,920)	-		(20,786.08)	C1,C6,C7	(26,599.08)
Other operating expenses	(14,318)	-	(5,825)	h,i,j	513	C10	(19,630)
General and administrative	-	(3,221)	3,221	i	-		-
Real property operating expenses and depreciation	-	(2,831)	2,831	h	-		-
Goodwill impairment	-	-	-		-		-
Change in fair value of warrant liabilities	-	-	-		-		-
Gain on sale of real property	-	(30)	30	k	-		-
Impairment on real property	-	(1,004)	1,004	j	-		-
Total non-interest expense	$(70,642)	$(16,328)	$30		$(23,865.08)		$(110,805.08)
Income before provision for income taxes	$37,369	$4,556	-		$164,403.92	C13	$206,328.92
Income tax provision	(391)	-	-		-		(391)
Net income	$36,978	$4,556	-		$164,403.92		$205,937.92
Less: Dividends on preferred stock	1,999	-	-		-		1,999
Less: Net income attributable to non-controlling interest	1,835	-	-		2,822		4,657
Net income attributable to Ready Capital Corporation	$33,144	$4,556	-		$161,581.92		$199,281.92
Earnings per common share - basic	$0.30	$0.03	-		-		$1.15
Earnings per common share - diluted	$0.29	$0.03	-		-		$1.09
Weighted-average shares outstanding
Basic	110,672,939	131,727,381	-		62,229,429		172,902,368
Diluted	121,025,909	132,046,269	-		62,229,429		183,255,338

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2022

(In Thousands, except share data)	Ready Capital (Accounting Acquirer)	Broadmark (Accounting Acquiree)	Broadmark Financial Statement Adjustments (B)		Transaction Accounting Adjustments		Pro Forma Combined
Interest income	$671,170	83,410	-		-		$754,580
Interest expense	(400,774)	(8,638)	-		1,705	C9	(407,707)
Net interest income before provision for loan losses	$270,396	$74,772	-		$1,705		$346,873
Recovery of (provision for) loan losses	(34,442)	(38,266)	-		-		(72,708)
Net interest income after recovery of (provision for) loan losses	$235,954	$36,506	-		$1,705		$274,165
Non-interest income
Residential mortgage banking activities	23,973	-	-		-		23,973
Net realized gain on financial instruments and real estate owned	53,764	-	984	k	(33,997)	C3	20,751
Net unrealized gain (loss) on financial instruments	67,952	-	1,813	l	-		69,765
Servicing income	45,925	-	-		-		45,925
Income on purchased future receivables, net	5,490	-	-		-		5,490
Income (loss) on unconsolidated joint ventures	11,661	-			-		11,661
Other income	50,756	-	25,467	f,g	-		76,223
Fee income	-	22,668	(22,668)	f	-		-
Real property revenue from operations	-	2,799	(2,799)	g	-		-
Bargain purchase gain	-	-	-		229,593	C12	229,593
Total non-interest income	$259,521	$25,467	$2,797		$195,596		$483,381
Non-interest expense
Employee compensation and benefits	(99,226)	(16,935)	-		(1,168)	C13	(117,329)
Allocated employee compensation and benefits from related party	(9,549)	-	-		-		(9,549)
Variable expenses on residential mortgage banking activities	(4,340)	-	-		-		(4,340)
Professional fees	(18,093)	-	(3,367)	i	-		(21,460)
Management fees - related party	(19,295)	-	-		(8,617)	C8	(27,912)
Incentive fees - related party	(3,105)	-	-		-		(3,105)
Loan servicing expense	(40,036)	-	-		-		(40,036)
Transaction related expenses	(13,633)	-	-		(20,786.08)	C1,C6,C7	(34,419.08)
Other operating expenses	(55,302)	-	(23,894)	h,i,j	678	C11	(78,518)
General and administrative	-	(13,300)	13,300	i	-		-
Real property operating expenses and depreciation	-	(6,365)	6,365	h	-		-
Goodwill impairment	-	(136,965)	-		136,965	C10	-
Change in fair value of warrant liabilities	-	1,813	(1,813)	l	-		-
Gain on sale of real property	-	984	(984)	k	-		-
Impairment on real property	-	(7,596)	7,596	j	-		-
Total non-interest expense	$(262,579)	$(178,364)	$(2,797)		$107,071.92		$(336,668.08)
Income before provision for income taxes	$232,896	$(116,391)	-		$304,372.92	C14	$420,877.92
Income tax provision	(29,733)	-	-		-		(29,733)
Net income	$203,163	$(116,391)	-		$304,372.92		$391,144.92
Less: Dividends on preferred stock	7,996	-	-		-		7,996
Less: Net income attributable to non-controlling interest	8,900	-	-		2,845		11,745
Net income attributable to Ready Capital Corporation	$186,267	$(116,391)	-		$301,527.92		$371,403.92
Earnings per common share - basic	$1.73	$(0.88)	-		-		$2.20
Earnings per common share - diluted	$1.66	$(0.88)	-		-		$2.07
Weighted-average shares outstanding
Basic	106,878,139	132,841,196	-		62,229,429		169,107,568
Diluted	117,193,958	132,841,196	-		62,229,429		179,423,387

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(A) Basis of Presentation

Under the terms of the Merger Agreement, in connection with the Merger, each outstanding share of Broadmark Common Stock (other than shares held by Ready Capital or RCC Merger Sub or by any wholly owned subsidiary of Ready Capital, RCC Merger Sub or Broadmark, which were automatically cancelled and retired and ceased to exist) was converted into the right to receive from Ready Capital 0.47233 newly issued shares of Ready Capital Common Stock. No fractional shares of Ready Capital Common Stock were issued in the Merger, and the value of any fractional interests to which a former holder of Broadmark Common Stock was otherwise entitled was paid in cash.

On May 31, 2023, Ready Capital completed the Merger and issued 62.2 million shares of Ready Capital Common Stock to the former holders of Broadmark Common Stock. The total purchase price for the Merger of $637.2 million consisted of the Ready Capital Common Stock issued based on a share price of $10.24, or the opening price of a share of Ready Capital Common Stock on the acquisition date, and cash paid in lieu of fractional shares.

Upon the closing of the Merger and after giving effect to the issuance of shares of Ready Capital Common Stock as consideration in the Merger, Ready Capital’s historical stockholders owned approximately 64% of the outstanding Ready Capital Common Stock, while historical Broadmark stockholders owned approximately 36% of the outstanding Ready Capital Common Stock.

Calculation of Bargain Purchase Gain (in thousands, except share and per share data)
Net asset value of Broadmark	$919,524
Fair value adjustments(1)	$(60,455)
Fair value of net assets acquired	$859,069
Shares of Ready Capital Common Stock issued	62,229,429
Fair value per share of Ready Capital Common Stock(2)	$10.24
Total consideration transferred based on fair value of Ready Capital Common Stock to be issued	$637,229
Bargain purchase gain	$221,840

(1)	Relates to fair value adjustments to the assets and liabilities acquired, which are primarily comprised of a $34 million impairment to Real estate owned, held for sale and $28 million in transaction costs to be paid by Ready Capital and Broadmark.

(2)	The opening share price of Ready Capital Common Stock as of May 31, 2023.

(B) Accounting Presentation and Policies

Financial Statement Reclassifications

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Ready Capital. Certain balances from the consolidated financial statements of Broadmark were reclassified to conform the presentation to that of Ready Capital.

The following Balance Sheet reclassifications have been made from Broadmark’s balance sheet information derived from its unaudited balance sheet at March 31, 2023, that was included in its Quarterly Report on Form 10-Q for the quarter then ended, which was filed with the Securities and Exchange Commission on May 9, 2023:

Assets:

a)	Reclassified Interest and fees receivable, net to Other assets

b)	Reclassified Right-of-use assets to Other assets

c)	Reclassified Investment in real property held for use, net to Real estate owned, held for sale

Liabilities:

d)	Reclassified Senior unsecured notes, net to Corporate debt, net

e)	Reclassified Lease liabilities to Accounts payable and other accrued liabilities

The following Statement of Income reclassifications have been made from Broadmark’s income statement information derived from its audited statement of income for the twelve months ended December 31, 2022 that was included in its Annual Report on Form 10-K for the year then ended, which was filed with the Securities and Exchange Commission on March 1, 2023, and its unaudited statement of income for the three months ended March 31, 2023, that was included in its Quarterly Report on Form 10-Q for the quarter then ended, which was filed with the Securities and Exchange Commission on May 9, 2023:

f)	Reclassified Fee income to Other income

g)	Reclassified Real property revenue from operations to Other income

h)	Reclassified Real property operating expenses and depreciation to Other operating expenses

i)	Reclassified General and administrative to Other operating expenses and professional fees

j)	Reclassified Impairment on real property to Other operating expenses

k)	Reclassified Gain on sale of real property to Net realized gain on financial instruments and real estate owned

l)	Reclassified Change in fair value of warrant liabilities to Net unrealized gain (loss) on financial instruments

(C) Transaction Accounting Adjustments

The unaudited pro forma financial statements as of March 31, 2023, and for the three months then ended reflect the following adjustments:

C1)	Adjustment relates to the recognition and payment of $14.7 million transaction costs related to the Merger paid by Ready Capital, the accounting acquirer, allocated, $14.5 million to common stockholders and $0.2 million to Non-controlling interests.

C2)	Adjustment relates to $7.6 million adjustments to loans, held for investment to measure the acquired assets at fair value.

C3)	Adjustment relates to $34.0 million impairments on real estate investments to measure the acquired assets at fair value.

C4)	Adjustment relates to elimination of $1.7 million deferred financing costs associated with the execution of a revolving credit facility and $2.6 million fixed assets such as leasehold improvements, computer and furniture because they would not benefit Ready Capital post the merger.

C5)	Adjustment relates to $1.8 million adjustments to right of use assets for Broadmark’s lease. Ready Capital does not plan to use Broadmark’s office space, but sublease the space. Therefore, $1.8 million was reduced based on projected recoverability of lease obligation.

C6)	Adjustment relates to $ 6.3 million accrual of the severance cost of Broadmark employees which will be paid subsequent to the Merger by Ready Capital.

C7)	Adjustment relates to $0.2 million adjustments to CECL reserve on unfunded portion of Broadmark loans.

C8)	Adjustment relates to the impact of the management fees under the management agreement (the “Management Agreement”) between Ready Capital and its external manager (the “Ready Capital Manager”). Pursuant to the terms of the Management Agreement, the Ready Capital Manager is paid a management fee calculated and payable quarterly in arrears equal to 1.5% per annum of Ready Capital’s stockholders’ equity (as defined in the Management Agreement) up to $500 million and 1.00% per annum of stockholders’ equity in excess of $500 million.

C9)	Adjustment relates to $426 thousand reversal of amortization of deferred financing costs associated the execution of a revolving credit facility and an at-the-market equity offering program for the three months ended March 31, 2023 as there were no credit facilities assumed by Ready Capital upon the Merger.

C10)	Adjustment relates to reversal of $0.5 million of depreciation expenses on real property held for use due to the accounting reclassification of Real property held for use, net to Real estate owned, held for sale.

C11)	Adjustment relates to bargain purchase gain from the Merger.

C12)	Adjustment relates to additional compensation expenses for Broadmark RSU Awards which were assumed by Ready Capital upon the Merger.

C13)	Transaction accounting adjustments are not expected to have any tax provision impact as all activities will occur under subsidiaries of the REIT.

C14)	Adjustment relates to the elimination of Broadmark’s capital balances, including Broadmark Common Stock, Additional paid-in capital and historical retained deficits.

C15)	Adjustment relates to the issuance of Ready Capital Common Stock and additional paid-in capital.

The unaudited pro forma condensed combined statement of income for the twelve months ended December 31, 2022, reflects the following adjustments:

C8)	Adjustment relates to the impact of the management fees under the Management Agreement. Pursuant to the terms of the Management Agreement, the Ready Capital Manager is paid a management fee calculated and payable quarterly in arrears equal to 1.5% per annum of Ready Capital’s stockholders’ equity (as defined in the Management Agreement) up to $500 million and 1.00% per annum of stockholders’ equity in excess of $500 million.

C9)	Adjustment relates to $1.7 million reversal of amortization of deferred financing costs associated the execution of a revolving credit facility and an at the market equity offering program for the period ended December 31, 2022 as there were no credit facilities assumed by Ready Capital upon the Merger.

C10)	Adjustment relates to reversal of $137.0 million of goodwill impairment relating to Broadmark lending business as the combined company would not have goodwill on its balance sheet as of January 1, 2023.

C11)	Adjustment relates to reversal of $0.7 million of depreciation expenses on real property held for use due to the accounting reclassification of Real property held for use, net to Real estate owned, held for sale.

C12)	Adjustment relates to bargain purchase gain from the Merger.

C13)	Adjustment relates to additional compensation expenses for Broadmark RSU Awards which were assumed by Ready Capital upon the Merger.

C14)	Transaction accounting adjustments are not expected to have any tax provision impact as all activities will occur under subsidiaries of the REIT.

Earnings Per Share

The unaudited pro forma adjustment to shares outstanding used in the calculation of basic and diluted earnings per share are based on the combined basic and diluted weighted average shares, after giving effect to the Exchange Ratio, as follows (in thousands, except share data):

	For the year ended December 31, 2022	For the quarter ended March 31, 2023
Numerator:
Net income attributable to common stockholders - Ready Capital	$186,267	$33,144
Net income (loss) attributable to common stockholders - Broadmark	(116,391)	4,556
Pro Forma Merger Adjustments	301,527	161,581
Net income attributable to common stockholders - Combined Company	$371,403	$199,281
Denominator:
Ready Capital weighted average common shares outstanding - basic	106,878,139	110,672,939
Ready Capital Common Stock issued to Broadmark stockholders	62,229,429	62,229,429
Pro forma weighted average common shares outstanding – basic	169,107,568	172,902,368
Effect of dilutive shares	10,315,819	10,352,970
Pro forma weighted average common shares outstanding - diluted	179,423,387	183,255,338
Basic per common share data:
Net income per weighted average common share	$2.20	$1.15
Diluted per common share data:
Net income per weighted average common share	$2.07	$1.09